UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2005

Indus International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22993	94-3273443
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia		30339
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-952-8444

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) C. Frederick Lane resigned from the Board of Directors of Indus International, Inc. ("Indus"), effective May 5, 2005. Mr. Lane did not resign due to any disagreement with the company.

(d) On May 5, 2005, the Board of Directors of Indus elected Eric Haskell to fill a vacancy on the Board. Mr. Haskell joined the Board effective as of May 5, 2005. He has been elected for a term ending on the date of Indus’s 2005 Annual Meeting of Stockholders. Mr. Haskell has also been elected to the Audit and Compensation Committees of the Board. The Board of Directors has determined that Mr. Haskell is an independent director within the meaning of NASD Rule 4200(a)(15), an independent director for purposes of service on Indus’s Audit Committee within the meaning of Securities Exchange Act Rule 10A-3(b)(1) and NASD Rule 4350(d)(2)(A) and an "audit committee financial expert" under the Securities Act. There were no arrangements or understandings between Mr. Haskell and any other person pursuant to which he was selected as a director, and there are and have been no transactions, either since the beginning of Indus's last fiscal year or that are currently proposed, regarding Mr. Haskell that are required to be disclosed by Item 404(a) of Regulation S-K. A copy of the press release announcing Mr. Haskell's election is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Indus International, Inc.

May 6, 2005	By:	Thomas W. Williams

Name: Thomas W. Williams
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	99.1 Press Release dated May 6, 2005 regarding the election of Mr. Eric Haskell to the Board of Directors.